Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803, 33-33807, 33-39323, 33-36911, 33-45176, 33-45231, 33-45233, 33-56952, 33-58708, 33-72158, 033-55265 (Post-Effective Amendment No. 1), 033-60379, 033-63547, 333-11639, 333-15923, 333-29099, 333-70459, 333-74371, 333-34726, 333-44508, 333-50992, 333-59504, 333-64988, 333-76764 and 333-109983 of 3Com Corporation on Form S-8 of our report dated August 5, 2005, relating to the financial statements (which includes and explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”) and financial statement schedule of 3Com Corporation and to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended June 3, 2005.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

August 5, 2005